APPENDIX A




                         WASATCH SMALL CAP GROWTH FUND
                            WASATCH CORE GROWTH FUND
                     WASATCH-HOISINGTON U.S. TREASURY FUND
                           WASATCH ULTRA GROWTH FUND
                             WASATCH MICRO CAP FUND
                    WASATCH GLOBAL SCIENCE & TECHNOLOGY FUND
                          WASATCH SMALL CAP VALUE FUND
                       WASATCH INTERNATIONAL GROWTH FUND




                                        WASATCH FUNDS, INC.

Attest:                                 By:

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                                        Name:
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                                        Title:
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                                        Date:
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                                        UMB BANK, N.A.

Attest:                                 By:

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                                        Name:  Ralph R. Santoro
                                        ------------------------------------

                                        Title:    Senior Vice President
                                        ------------------------------------

                                        Date:
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